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                      GENZYME CORPORATION AND SUBSIDIARIES

               EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                   USED IN COMPUTING INCOME PER SHARE AMOUNTS
                            (Unaudited, in thousands)

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
                                                                          THREE MONTHS ENDED
                                                               ----------------------------------------------
                                                                 SEPTEMBER 30, 1997      SEPTEMBER 30, 1996
                                                               ---------------------     --------------------
                                                                 COMMON                   COMMON
                                                               AND COMMON   ASSUMING    AND COMMON   ASSUMING
                                                               EQUIVALENT      FULL     EQUIVALENT     FULL
                                                                 SHARES     DILUTION      SHARES     DILUTION
                                                                 ------     --------      ------     --------
GENZYME GENERAL STOCK:
Common stock outstanding, beginning of period ...............   76,399      76,399      69,319       69,319

Weighted average common stock issued during the period.......      437         437         121          121

Weighted average common stock assuming
   exercise of options ......................................    2,603       3,020          --           --

Weighted average common stock assuming
   exercise of warrants .....................................        7           9          --           --

Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes ....................       --          --          --           --
                                                                ------      ------      ------       ------

Weighted average number of shares outstanding ...............   79,446      79,865      69,440       69,440
                                                                ======      ======      ======       ======
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

                                                                              NINE MONTHS ENDED
                                                              ---------------------------------------------------
                                                                 SEPTEMBER 30, 1997          SEPTEMBER 30, 1996
                                                              -----------------------     -----------------------
                                                                COMMON                      COMMON
                                                              AND COMMON     ASSUMING     AND COMMON     ASSUMING
                                                              EQUIVALENT       FULL       EQUIVALENT       FULL
                                                                SHARES       DILUTION       SHARES       DILUTION
                                                                ------       --------       ------       --------
GENZYME GENERAL STOCK:
Common stock outstanding, beginning of period............        75,537        75,537        62,372        62,372

Weighted average common stock issued during the period ..           646           646         5,183         5,183

Weighted average common stock assuming
   exercise of options ..................................         2,414         2,770         3,178         3,270

Weighted average common stock assuming
   exercise of warrants .................................             7            11         2,291         2,431

Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes ................            --            --            --           890
                                                                 ------        ------        ------        ------

Weighted average number of shares outstanding ...........        78,604        78,964        73,024        74,146
                                                                 ======        ======        ======        ======
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